Exhibit 23.5

CONSENT OF ALVAREZ & MARSAL PRIVATE EQUITY PERFORMANCE IMPROVEMENT GROUP, LLC

We hereby consent to the use of our name in the combined Annual Report on Form 10-K (the “10-K”) of Thermon Group Holdings, Inc. (the “Company”) and Thermon Holding Corp. (File Nos. 001-35159 and 333-168915-05, respectively) for the fiscal year ended March 31, 2012 (the “2012 Annual Report”) and in any prospectus or prospectus supplement of the Company related to the Company’s registration statement on Form S-3 (File No. 333-181821) and any related preliminary prospectuses and prospectuses and any further amendments or supplements thereto (collectively, the “Prospectus”) and to all references to us, our report concerning the global heat tracing market and the data in that report appearing in “Industry Overview” in the 10-K and the Prospectus; provided, however, that the foregoing consent shall be limited in duration with respect to the Prospectus to filings made within the nine month period beginning as of the date hereof.

Date:  June 6, 2012

ALVAREZ & MARSAL PRIVATE EQUITY PERFORMANCE IMPROVEMENT GROUP, LLC

By:	/s/ Joel A. Poretsky
Name:	Joel A. Poretsky
Title:	Secretary